Exhibit 99.1

        PRESS RELEASE

For Immediate Release	Contact:	Michael Metcalf, CFO
Powell Industries, Inc.
713-947-4422

Robert Winters or Ryan Coleman
Alpha IR Group
POWL@alpha-ir.com
312-445-2870

POWELL INDUSTRIES RAISES QUARTERLY DIVIDEND TO $0.2675 PER SHARE

HOUSTON — February 4, 2025 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management, control and distribution of electrical energy, today announced that its Board of Directors has declared a quarterly cash dividend on the Company’s common stock of $0.2675 per share. The dividend is payable on March 19, 2025 to shareholders of record at the close of business on February 19, 2025.

Powell Industries, Inc., headquartered in Houston, designs, manufactures and services custom-engineered equipment and systems for the distribution, control and monitoring of electrical energy. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways. For more information, please visit powellind.com.

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